UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2015

__________________________________________

Lakeland Industries, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3555 Veterans Memorial Highway, Suite C, Ronkonkoma, New York 11779-7410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 981-9700

                               Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 10, 2015, Lakeland Industries, Inc.’s China subsidiary, Weifang Lakeland Safety Products Co., Ltd (“WF”), and Bank of China Anqui Branch (“BOC”) completed an agreement for WF to refinance its existing line of credit with BOC. This refinances a loan from BOC to WF on the same terms in the amount of up to RMB 5,000,000 (approximately USD $789,000). WF intends to draw down most of the loan amount, if not all, within a relatively short period of time. Below is a summary of the material terms of the loan facility:

o	Amount of loan:	RMB 5,000,000 (approximately $789,000)
o	Maturity Date:	October 9, 2016
o	Purpose of loan:	Purchase of materials
o	Collateral:	Building property and land use right owned by WF
o	Interest rate of loan and calculation:

▪	Effective per annum interest rate of 7.0% paid monthly

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 are incorporated by reference to this item.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Loan Agreement, dated October 10, 2015, between Weifang Lakeland Safety Products Inc., Ltd. and Bank of China Anqui Branch.

10.2	Summary of Exhibit 10.1 in English.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

/s/ Christopher J. Ryan
Christopher J. Ryan
Chief Executive Officer &
President

Date: October 15, 2015

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Loan Agreement, dated October 10, 2015, between Weifang Lakeland Safety Products Inc., Ltd. and Bank of China Anqui Branch.

10.2	Summary of Exhibit 10.1 in English.